CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-263069) of ZimVie Inc. of our report dated March 31, 2022 relating to the financial statements which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Chicago, Illinois

March 31, 2022